Exhibit 23.(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 29, 2007 relating to the financial statements and financial statement schedules of Protective Life Insurance Company, which appears in its Annual Report on Form 10-K for the year ended December 31, 2006.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Birmingham, AL
April 19, 2007